Exhibit 21


                            THERMO OPTEK CORPORATION
                         Subsidiaries of the Registrant

        At February 20, 1998, the Registrant owned the following companies:

                                                                 Registrant's
                                          State or Jurisdiction      % of
    Name                                     of Incorporation     Ownership
    -------------------------------------------------------------------------
    Spectronic Instruments, Inc.                Delaware             100
      SLM International Inc.                    Illinois             100
    Thermo Jarrell Ash Corporation            Massachusetts          100
      ARL Applied Research Laboratories S.A.   Switzerland           100
        Fisons Instruments (Proprietary) Ltd. South Africa           100
        Thermo Optek Wissenschaftliche
          Gerate GesmbH                          Austria             100
      Baird Do Brazil Representacoes Ltda.       Brazil              100
      Beijing Baird Analytical Instrument
        Technology Co. Ltd.                       China              100
      Cahn Instrument Corporation               Wisconsin            100
        Mattson Instruments Limited          United Kingdom          100
        Thermo Elemental Limited             United Kingdom          100
        Thermo Optek Limited                 United Kingdom          100
          Unicam Limited                     United Kingdom          100
            Unicam Export Limited            United Kingdom          100
        Unicam Analytical Technology
          Netherlands B.V.                   The Netherlands
        Unicam Italia SpA                         Italy              100
        Unicam S.A.                              Belgium             100
      Fisons Instruments Nordic AB               Sweden              100
      Nicolet Instrument Corporation            Wisconsin            100
        Nicolet Japan K.K.                        Japan              100
        Spectra-Tech, Inc.                      Wisconsin            100
        Spectra-Tech, Europe Limited         United Kingdom          100
      Nicolet Instrument GmbH                    Germany             100
      Optek Securities Corporation            Massachusetts          100
      Planweld Holding Ltd.                  United Kingdom          100
        Nicolet Instrument Limited           United Kingdom          100
        Planweld Limited                     United Kingdom          100
          Hilger Analytical Limited          United Kingdom          100
        Thermo Electron Limited              United Kingdom          100
      Thermo Instrument Systems Japan
        Holdings, Inc.                          Delaware             100
        Nippon Jarrell-Ash Company, Ltd.          Japan              100
      Thermo Instruments (Canada) Inc.           Canada              100
        Eberline Instruments (Canada) Ltd.       Canada              100
        Fisons Instruments Inc.                  Canada              100
        Unicam Analytical Inc.                   Canada              100
      Thermo Optek France S.A.                   France              100
      Thermo Optek Holding B.V.              The Netherlands         100
        Baird Europe B.V.                    The Netherlands         100
          Baird France S.A.R.L                   France              100
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                                                                   Exhibit 21

                            THERMO OPTEK CORPORATION

                   Subsidiaries of the Registrant (continued)


                                                                 Registrant's
                                        State or Jurisdiction        % of
    Name                                  of Incorporation         Ownership
    -------------------------------------------------------------------------
    Thermo Group B.V.                      The Netherlands            100
    Thermo Optek Materials Analysis
      (S.E.A.) pte Ltd.                       Singapore               100
    VG Systems (Surface Science)            United Kingdom            100